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                                                                   EXHIBIT 99.01

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                          OPERATING SEGMENT INFORMATION
             (SALES REVENUE CHANGE, VOLUME EFFECT AND PRICE EFFECT)

                                                                               SECOND QUARTER, 2000
                                                                  ---------------------------------------------
                                                                                      CHANGE IN REVENUE DUE TO
                                                                                      ------------------------
                                                                   REVENUE             VOLUME            PRICE
                                                                  % CHANGE             EFFECT            EFFECT
                                                                  --------             ------            ------
Chemicals segment
      Products:
         Coatings, adhesives, specialty polymers
             and inks                                                24%                 --                --
         Fine chemicals                                             (11)                 --                --
         Performance chemicals and intermediates                     15                  --                --
                                                                    ---                 ---               ---
             Total Chemicals segment                                 13%                  8%               10%
                                                                    ---                 ---               ---

Polymers segment
      Products:
         Container plastics                                          28%                 --                --
         Fibers                                                       2                  --                --
         Specialty plastics                                          25                  --                --
                                                                    ---                 ---               ---
             Total Polymers segment                                  21%                  5%               20%
                                                                    ---                 ---               ---

Total Eastman                                                        17%                  7%               15%
                                                                    ===                 ===               ===

                                                                             FIRST SIX MONTHS, 2000
                                                                  --------------------------------------------
                                                                                      CHANGE IN REVENUE DUE TO
                                                                                      ------------------------
                                                                  REVENUE             VOLUME            PRICE
                                                                  % CHANGE            EFFECT            EFFECT
                                                                  --------            ------            ------
Chemicals segment
      Products:
         Coatings, adhesives, specialty polymers
             and inks                                                32%                 --                --
         Fine chemicals                                              (9)                 --                --
         Performance chemicals and intermediates                     14                  --                --
                                                                    ---                 ---               ---
             Total Chemicals segment                                 17%                 13%                7%
                                                                    ---                 ---               ---


Polymers segment
      Products:
         Container plastics                                          32%                 --                --
         Fibers                                                      (2)                 --                --
         Specialty plastics                                          21                  --                --
                                                                    ---                 ---               ---
                                                                     19%                  6%               16%
             Total Polymers segment                                 ---                 ---               ---
Total Eastman                                                        18%                  9%               12%
                                                                    ===                 ===               ===


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